UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 8, 2006

Senesco Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 George Street, Suite 420, New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 296-8400

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Explanatory Note

We are filing this amendment to Form 8-K to correct the name of the entity which entered into the below referenced License Agreement with Senesco Technologies, Inc.  The previously filed Form 8-K incorrectly identified Bayer BioScience, B.V. instead of Bayer CropScience GmbH as the participating entity.

Item 1.01 Entry into a Material Definitive Agreement.

On November 8, 2006, Senesco Technologies, Inc. (the “Company”) entered into a License Agreement (the “Agreement”) with Bayer CropScience GmbH (“Bayer”) under which Bayer will exclusively license the rights to the Company’s proprietary gene technology for use in Brassica oilseeds. The financial terms of the Agreement are structured such that the Company will receive payments for the achievement of certain success-bound development milestones and commercialization payments. In addition, the Company shall also receive a royalty-free, non-exclusive license to any improvements made on the gene technology by Bayer with the exception of improvements made in the area of crops which are specifically identified in the Agreement. The Agreement shall remain in full force and effect until the last of the patents underlying the Agreement expires or until the licensed know-how underlying the Agreement becomes part of the public domain.  Finally, the Agreement may be terminated by Bayer upon thirty (30) days written notice.

A copy of the Agreement will be filed as an exhibit to the Company’s next Form 10-Q.  On November 9, 2006, the Company issued a press release announcing the Agreement. A copy of this press release was previously filed as an exhibit to the Form 8-K which was filed on November 14, 2006

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
99.1	Press Release of Senesco Technologies, Inc. dated November 9, 2006.*

* Previously filed as an exhibit to the Form 8-K which was filed on November 14, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: November 15, 2006	By: /s/ Bruce Galton
Name: Bruce Galton
Title: President and Chief Executive Officer